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Exhibit 99.1

CITIGROUP REPORTS THIRD QUARTER NET INCOME OF $7.14 BILLION
THIRD QUARTER EPS OF $1.38

INCOME FROM CONTINUING OPERATIONS OF $4.99 BILLION
EPS FROM CONTINUING OPERATIONS OF $0.97

REVENUES INCREASED 15% TO $21.50 BILLION

HURRICANE KATRINA COSTS OF $222 MILLION AFTER-TAX, OR $0.04 PER SHARE

SHARE REPURCHASES OF $5.5 BILLION

        New York, NY, October 17, 2005—Citigroup Inc. (NYSE:C) today reported net income for the third quarter of 2005 of $7.14 billion, or $1.38 per share. Return on common equity was 25.4%. Net income includes a $2.12 billion after-tax gain on the sale of life insurance and annuities, which closed in the third quarter.

        Income from continuing operations was $4.99 billion, or $0.97 per share.

				Third Quarter Net Income
	Third Quarter Revenues
			% Change			% Change
Citigroup Segment Results	2005	2004		2005	2004
	(In Millions of Dollars)
Global Consumer	$12,321	$11,870	4%	$2,723	$3,119	(13)%
Corporate and Investment Banking	6,434	4,780	35	1,797	1,452	24
Global Wealth Management	2,174	2,010	8	306	334	(8)
Alternative Investments	720	297	NM	339	117	NM
Corporate/Other	(151)	(219)	31	(177)	4	NM

Results from Continuing Operations	$21,498	$18,738	15	$4,988	$5,026	(1)

Discontinued Operations(1)				2,155	282	NM

Total Citigroup	$21,498	$18,738	15%	$7,143	$5,308	35%

(1)
Income from Discontinued Operations includes the results of substantially all of Asset Management, which is subject to a pending sale transaction, and a $2.12 billion after-tax gain on the sale of life insurance and annuities, which closed in the third quarter.

        "The strength of our business franchises continued to generate strong underlying financial results, despite a number of unusual charges this quarter," said Charles Prince, Chief Executive Officer of Citigroup. "Our results reflect excellent performance in our corporate and capital markets driven businesses. Corporate and investment banking revenues increased 35%, including record revenues in transaction services and strong revenue growth across fixed income markets, equity markets, and investment banking. In Smith Barney, revenues grew 13%. We also continued to generate robust customer volume growth in our international consumer franchise, where revenues increased 10%, as our investments are allowing us to reach more customers than ever before. Strength in these businesses helped offset sluggish revenue growth in our U.S. consumer franchise, where increased customer volumes were offset by continued spread compression and the impact of an increase in bankruptcy filings due to new legislation. The strength of our diversified platform also allowed us to absorb costs associated with Hurricane Katrina, as well as a year-over-year swing in credit costs of more than $1.6 billion," said Prince.

        "Since the terrible devastation wrought by Hurricane Katrina, we have worked hard to provide substantial assistance to our affected customers. The Citigroup Foundation and our employees have pledged or donated more than $11.2 million to various relief organizations. We have waived loan fees and interest, totaling $25 million during the quarter, or restructured payments for our customers living in the affected areas. We have also recorded a $222 million after-tax charge this quarter, primarily to reflect the credit implications of the economic dislocation and hardship our customers are experiencing," said Prince.

        "We continue to allocate capital to our high growth and high return opportunities. During the quarter we opened 108 new branches and added 66 automated loan machines. We worked to strengthen our product capability locally and globally by investing in technology and people to better serve our growing customer base. We also increased the pace at which we repurchased our stock, acquiring over 124 million shares during the quarter at a cost of $5.5 billion," said Prince.

THIRD QUARTER SUMMARY—CONTINUING OPERATIONS

  •
  Franchise strength in corporate and capital markets driven businesses.  Capital markets and banking achieved market share gains across several products, resulting in a #1 global rank in equity underwriting, debt underwriting, completed M&A, and syndicated loans during the third quarter. In transaction services, an expanded coverage effort and continued deepening of client relationships led to a 15% increase in assets under custody and 21% growth in liability balances. In Smith Barney, increased client activity during the normally slow summer months resulted in 10% growth in transactional revenues. Private equity gains drove continued strong performance in Alternative Investments.

  •
  International consumer franchise expansion.  During the quarter, continued investment spending led to the opening of 69 new retail banking and consumer finance branches and 66 automated loan machines. Over the past 12 months, 308 new retail banking and consumer finance branches were opened or acquired and 235 automated loan machines were added. An expanded distribution network, as well as new product and marketing programs, drove strong volume and revenue growth during the quarter. Cards average receivables grew 15% and retail banking loans and investment product sales increased 8% and 33%, respectively. Outside of Japan, consumer finance loans rose 15%, including 61% growth in Asia. Net interest margins contracted modestly versus the third quarter of 2004 due to rising short-term interest rates and the competitive pricing environment. Income decline reflects a $490 million pre-tax charge to standardize loan write-off policies in EMEA retail banking and EMEA consumer finance with the global write-off policy.

  •
  North America consumer volume growth and spread compression.  Increased customer participation in rewards programs and new deposit and loan initiatives contributed to 10% growth in card purchase sales and higher retail banking deposits and loans. In consumer finance, 4% receivables growth was driven by an increase in personal and auto loans. Slower growth in consumer finance receivables reflected an ongoing decision to avoid offering aggressively priced teaser rate and interest-only mortgage products to this customer segment. The benefits of volume growth during the quarter were offset by continued spread compression. Net interest margins improved from the second quarter of 2005 due to pricing actions.

  •
  Operating Expenses.  Expenses increased 12%. Approximately three percentage points of the increase was due to increased investment spending, while the remainder was due to organic business growth and foreign exchange.

  •
  Summary of Highlighted Items.  During the quarter, the following charges and benefits were recorded in continuing operations:

After-Tax Impact on Third Quarter Net Income
(In Millions of Dollars)
Standardization of loan write-off policy in EMEA retail banking and EMEA consumer finance with the global write-off policy	$(332)
Hurricane Katrina costs	(222)
Increased bankruptcies in NA Cards in advance of law change	(124)
Corporate loan loss reserve increase	(94)
Homeland Investment Act tax benefit	185
Mexico Value Added Tax refund	117
Copelco litigation settlement	108
Global Crossing and other insurance recoveries	54

GLOBAL CONSUMER GROUP

				Third Quarter Net Income
	Third Quarter Revenues
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
N. America Cards	$3,746	$3,815	(2)%	$1,003	$1,067	(6)%
International Cards	857	787	9	179	200	(11)

Total Cards	$4,603	$4,602	0%	$1,182	$1,267	(7)%
N. America Consumer Finance	$1,771	$1,753	1%	$352	$494	(29)%
International Consumer Finance	903	878	3	143	149	(4)

Total Consumer Finance	$2,674	$2,631	2%	$495	$643	(23)%
N. America Retail Banking	$3,335	$3,138	6%	$982	$873	12%
International Retail Banking	1,735	1,523	14	129	398	(68)

Total Retail Banking	$5,070	$4,661	9%	$1,111	$1,271	(13)%

Other	(26)	(24)	(8)	(65)	(62)	(5)

Global Consumer	$12,321	$11,870	4%	$2,723	$3,119	(13)%

  •
  North America Cards

  —
  Revenues and income declined, as a 10% increase in purchase sales was offset by net interest margin compression and higher payment rates.

  —
  Mexico card revenues increased 55% and net income doubled, as target market expansion led to 64% growth in managed receivables.

  —
  Net credit margin decreased 1%, as continued favorable credit conditions were offset by the impact of an increase in bankruptcy filings due to new legislation, which added approximately $200 million pre-tax to credit costs.

  —
  Income decline also reflects a $110 million pre-tax charge related to Hurricane Katrina and the absence of a $160 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004. Results in Mexico include a $41 million tax benefit from provisions of the Homeland Investment Act and a $27 million after-tax benefit due to a Value Added Tax refund in Mexico.

  •
  International Cards

  —
  Revenue growth reflects an 11% increase in purchase sales and 15% growth in average loans, with strong organic loan growth in Asia, EMEA and Latin America.

  —
  The NCL rate declined 130 basis points to 2.79%, as international credit trends continued to improve.

  —
  Income decline reflects the absence of a $42 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004 and expense growth related to higher business volumes and investment spending.

  •
  North America Consumer Finance

  —
  Revenues increased 1% from the prior year period, as a 4% increase in average loans was offset by a 17 basis point decline in net interest margin. Spread compression was primarily driven by lower yields on the portfolio.

  —
  The net credit loss rate improved 23 basis points to 2.23%.

  —
  In Mexico, new branch openings totaled 22 during the quarter, and 81 over the last 12 months.

  —
  Income decline primarily reflects $180 million pre-tax of credit costs related to Hurricane Katrina and the absence of a $45 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004.

  •
  International Consumer Finance

  —
  In Japan, income growth was primarily driven by lower expenses and continued credit improvement. During the quarter, 66 new automated loan machines were added.

  —
  Outside of Japan, 21% revenue growth was partially offset by increased investment spending, which led to the opening of 58 new branches during the quarter, including 43 in Asia. Over the last 12 months, 211 new branches were opened, including 120 in Asia.

  —
  Average loans increased 3%, reflecting a decline in Japan of 7% and growth outside of Japan of 15%.

  —
  The NCL ratio improved by 51 basis points to 6.01%. Credit costs include a $14 million pre-tax charge to standardize loan write-off policies in EMEA with the global write-off policy.

  —
  Income decline also reflects the absence of a $24 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004.

  •
  North America Retail Banking

  —
  Results reflect growth in average customer deposits and loans of 7% and 20%, respectively, which was partially offset by continuing spread compression and the absence of previously sold portfolios in the commercial business. Loan growth reflected an increase in prime home finance average loans of 31%, as well as strong growth in retail distribution, commercial business core loans, and Mexico.

  —
  Mexico retail banking revenue and income increased significantly as deposits grew 11% and loans increased 26%.

  —
  Credit conditions remained favorable.

    —
    Commercial Business results include a $185 million pre-tax benefit due to settlement of litigation related to the purchase of Copelco in 2000.

    —
    Income growth includes the impact of a $60 million pre-tax charge related to Hurricane Katrina and the absence of a $164 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004. Results in Mexico include a $66 million tax benefit from provisions of the Homeland Investment Act and a $79 million after-tax benefit due to a Value Added Tax refund in Mexico.

  •
  International Retail Banking

  —
  Revenue growth was driven by increased deposits and loans, up 7% and 8%, respectively, due to improved deposit product spreads and higher sales of investment products.

  —
  Expenses include continued investment spending, with 11 new branch openings during the quarter. New branch openings or acquisitions totaled 97 over the last 12 months.

  —
  Credit costs include a $476 million pre-tax charge to standardize loan write-off policies in EMEA with the global write-off policy.

CORPORATE AND INVESTMENT BANKING

	Third Quarter Revenues			Third Quarter Net Income
			% Change				% Change
	2005	2004		2005		2004
	(In Millions of Dollars)
Capital Markets and Banking	$5,187	$3,733	39%	$1,424		$1,159	23%
Transaction Services	1,246	1,045	19	327		286	14
Other	1	2	NM	46	(1)	7	NM

Corporate and Investment Banking	$6,434	$4,780	35%	$1,797		$1,452	24%

(1)
Includes Global Crossing and other insurance recoveries of $90 million pre-tax ($54 million after-tax).

•
Capital Markets and Banking

—
Fixed income markets revenues increased 53%, driven by strong performance in interest rate products, foreign exchange and commodities.

—
Equity markets revenues increased 78%, driven by improved performance and growth in cash trading, alternative execution, and derivatives products.

—
Investment banking revenues increased 22%, driven by a 63% increase in advisory fees, which reflected strong growth in completed M&A transactions, and 45% growth in equity underwriting.

—
Credit costs increased $375 million, reflecting a $143 million pre-tax charge to increase loan loss reserves and the absence of a $202 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004. The increase in loan loss reserves primarily reflects growth in unfunded commitments to corporate clients and weakness in auto credits.

—
Results also include a $70 million tax benefit from provisions of the Homeland Investment Act.

  •
  Transaction Services

  —
  Record revenues and net income were driven by higher customer volumes, reflecting increased liability balances held on behalf of customers, up 21%, and assets under custody, up 15%, and the positive impact of rising short-term interest rates.

  —
  Expenses increased 14%, reflecting the impact of new product introductions and higher business volumes. Operating margin grew from 32% to 35%.

  —
  Credit costs increased $76 million and reflect a $7 million pre-tax charge to increase loan loss reserves, and the absence of a $48 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004.

  —
  Results also include a $26 million tax benefit from provisions of the Homeland Investment Act.

GLOBAL WEALTH MANAGEMENT

	Third Quarter Revenues			Third Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Smith Barney	$1,728	$1,528	13%	$227	$198	15%
Private Bank	446	482	(7)	79	136	(42)

Global Wealth Management	$2,174	$2,010	8%	$306	$334	(8)%

  •
  Smith Barney

  —
  Revenue growth reflects a 15% increase in fee-based revenues and 10% growth in transactional revenues.

  —
  Assets under fee-based management increased 17% to $258 billion. Net flows were $5 billion for the quarter.

  —
  The pre-tax margin of 21% declined from the prior quarter, reflecting increased legal expenses.

  •
  The Private Bank

  —
  Results reflect wind-down of the Japan business, which recorded a net loss of $29 million. Japan revenue and net income declined $46 million and $32 million, respectively, from the third quarter of 2004.

  —
  Excluding Japan, revenues increased 2%, as growth in customer volumes was offset by net interest margin compression.

  —
  Excluding the net loss in Japan, income declined 19%, as revenue growth was offset by investment spending on front office sales and support.

  —
  Client business volumes rose 3% to $218 billion, led by 15% growth in the U.S. and 10% growth in EMEA. Assets under fee-based management grew 6%.

ALTERNATIVE INVESTMENTS

	Third Quarter Revenues			Third Quarter Net Income
			% Change			% Change
	2005	2004		2005	2004
	(In Millions of Dollars)
Alternative Investments	$720	$297	NM	$339	$117	NM

  •
  Alternative Investments

  —
  Income of $339 million primarily reflects private equity gains and earnings on proprietary hedge fund investments.

CORPORATE/OTHER

        Corporate/Other results declined to a loss of $177 million, which reflected the absence of a $147 million tax benefit recorded in the third quarter of 2004, and marginally improved treasury results as lower funding requirements offset the impact of higher short-term interest rates.

DISCONTINUED OPERATIONS

	Third Quarter Net Income
			% Change
	2005	2004
	(In Millions of Dollars)
Life Insurance & Annuities	$2,089	$245	NM
Asset Management	66	37	78

Discontinued Operations	$2,155	$282	NM

INTERNATIONAL OPERATIONS(1)

	Third Quarter Net Income
			% Change
	2005	2004
	(In Millions of Dollars)
Global Consumer	$511	$249	NM
Corporate and Investment Banking	177	198	(11)
Global Wealth Management	12	13	(8)

Mexico	$700	$460	52%
Global Consumer	$(154)	$154	NM
Corporate and Investment Banking	358	124	NM
Global Wealth Management	8	4	NM

Europe, Middle East and Africa (EMEA)	$212	$282	(25)%
Global Consumer	$169	$164	3%
Corporate and Investment Banking	58	91	(36)
Global Wealth Management	(29)	3	NM

Japan	$198	$258	(23)%
Global Consumer	$375	$332	13%
Corporate and Investment Banking	382	309	24
Global Wealth Management	26	33	(21)

Asia (excluding Japan)	$783	$674	16%
Global Consumer	$61	$97	(37)%
Corporate and Investment Banking	185	229	(19)
Global Wealth Management	1	9	(89)

Latin America	$247	$335	(26)%

Total International	$2,140	$2,009	7%

(1)
International results for the quarter are fully reflected in the product disclosures.

•
Mexico

—
Consumer income growth reflects increased retail banking customer deposits and loans, up 11% and 26% respectively, and 64% growth in cards average receivables. Consumer results also reflect a $106 million after-tax benefit due to a Value Added Tax refund resulting from a favorable Mexican Supreme Court ruling, and a $107 million tax benefit from provisions of the Homeland Investment Act.

—
Corporate and Investment Banking income declined as increased corporate customer activity and improved treasury results were offset by increased credit costs. Credit costs increased $156 million, due to the absence of a $150 million pre-tax unallocated loan loss reserve release recorded in the third quarter of 2004. Corporate credit conditions remained stable. Results also include a $47 million tax benefit from provisions of the Homeland Investment Act.

  •
  Europe, Middle East and Africa

  —
  Consumer results reflect 11% growth in revenues, driven by increased customer receivables in cards and consumer finance, up 15% and 8%, respectively. Retail banking deposits and loans grew 12% and 1%, respectively. Results also reflect a $490 million pre-tax charge to standardize loan write-off policies in retail banking and consumer finance with the global write-off policy.

  —
  Corporate and Investment Banking results reflect strong revenue growth, driven by increased customer activity across equity and fixed income markets and investment banking, and record revenues in transaction services. Credit costs include a $44 million pre-tax charge to increase loan loss reserves, primarily reflecting portfolio growth, longer maturities in unfunded commitments, and slightly lower credit quality. Results also include a $22 million tax benefit from provisions of the Homeland Investment Act.

  •
  Japan

  —
  Consumer income increased primarily due to reduced expenses and lower credit costs in consumer finance. Retail Banking income declined as revenue growth was offset by increased costs related to implementation of expanded control and compliance procedures.

  —
  Corporate and Investment Banking income declined as improved results in equity markets, due to higher customer activity, were offset by a decline in fixed income market revenues.

  —
  Wealth Management results reflect the continued wind-down of the private bank operations.

  •
  Asia

  —
  Consumer income continued to grow strongly, as growth in customer volumes led to continued double-digit revenue growth across cards, consumer finance and retail banking. Cards and consumer finance average receivables grew 14% and 61%, respectively. Retail banking customer deposits and loans grew 10% and 11%, respectively. During the quarter, 46 new branches were opened, consisting of 43 consumer finance and 3 retail banking branches.

  —
  Corporate and Investment Banking achieved record revenues driven by double-digit growth across fixed income markets, equity markets, investment banking, and transaction services. Strong performance was achieved in distressed debt, interest rate and currency trading, cash equities, and equity derivatives. Credit conditions remained favorable. Results included a $26 million tax benefit from provisions of the Homeland Investment Act.

  •
  Latin America

  —
  Consumer results reflect double-digit revenue growth in cards, consumer finance, and retail banking, driven by increased receivables balances. Revenue growth was offset by increased investment spending on branches and higher credit costs due to the absence of a $71 million pre-tax loan loss reserve release recorded in the third quarter 2004. Credit conditions remained favorable. During the quarter, 14 new branches were opened, consisting of 10 consumer finance and 4 retail banking branches.

  —
  Corporate and Investment Banking results reflect double-digit revenue growth in fixed income markets and transaction services, partially offset by lower lending revenues and higher credit costs. Credit costs increased due to the absence of an $83 million pre-tax unallocated loan loss reserve release in the third quarter 2004. Credit conditions remained favorable.

        Citigroup (NYSE: C), the leading global financial services company has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney and Banamex. Additional information may be found at www.citigroup.com

        Additional financial, statistical and business-related information, as well as business and segment trends, is included in a Financial Supplement. Both the earnings release and the Financial Supplement are available on Citigroup's website at www.citigroup.com.

        Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors. More information about these factors is contained in Citigroup's filings with the Securities and Exchange Commission.

Contacts:
Press:	Leah Johnson (212) 559-9446	Equity Investors:	Arthur Tildesley (212) 559-2718
	Shannon Bell (212) 793-6206	Fixed Income Investors:	John Randel (212) 559-5091

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THIRD QUARTER SUMMARY—CONTINUING OPERATIONS
GLOBAL CONSUMER GROUP
CORPORATE AND INVESTMENT BANKING
GLOBAL WEALTH MANAGEMENT
ALTERNATIVE INVESTMENTS
CORPORATE/OTHER
DISCONTINUED OPERATIONS
INTERNATIONAL OPERATIONS(1)